Exhibit 99.1

Fortress Reports First Quarter 2014 Results and Announces Dividend of $0.08 per Share

New York, NY. May 1, 2014 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its first quarter 2014 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the first quarter of 2014

•	Management Fee Paying Assets Under Management (“AUM”) of $62.5 billion as of March 31, 2014, an increase of 1% from the previous quarter and an increase of 12% from March 31, 2013

•	GAAP net income of $6 million, or $0.01 per diluted Class A share, for the first quarter of 2014, compared to GAAP net income of $67 million, or $0.05 per diluted Class A share, for the first quarter of 2013

•	Pre-tax distributable earnings (“DE”) of $97 million, or $0.21 per dividend paying share, for the first quarter of 2014, compared to pre-tax DE of $100 million, or $0.20 per dividend paying share, for the first quarter of 2013

•	Net cash and investments of $2.97 per dividend paying share as of March 31, 2014, compared to $3.26 per dividend paying share as of December 31, 2013

•	$928 million of gross embedded incentive income across funds and permanent capital vehicles as of March 31, 2014, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $6.6 billion as of March 31, 2014, including approximately $4.9 billion available for general investment purposes

•	Repurchased approximately 60.6 million dividend paying shares, representing approximately 12% of dividend paying shares outstanding

BUSINESS HIGHLIGHTS

•	Raised $1.6 billion of capital across alternative investment businesses during the quarter

•	Recorded $0.5 billion of net client inflows for Logan Circle during the quarter

•	Investment performance summary as of March 31, 2014:

•	First quarter 2014 net returns of 3.2% for Drawbridge Special Opportunities Fund (“DBSO”) LP, (5.5)% for Fortress Macro Fund Ltd and (3.6)% for the Fortress Asia Macro Fund Ltd

•	Private Equity fund valuations decreased 0.2% during the quarter

•	Annualized inception-to-date net IRRs for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.8% and 18.7%, respectively

•	All 16 Logan Circle fixed income strategies outperformed respective benchmarks in the quarter and 15 of 16 strategies have outperformed respective benchmarks since inception

“We had a solid start to the year, with our highest first quarter of distributable earnings per share since 2007,” said Fortress Chief Executive Officer Randy Nardone. “We closed the quarter with assets under management at an all-time high of $62.5 billion. We continue to build a very substantial store of value that has yet to impact earnings. Investment and business development activity is robust across the company, and we believe we have more engines for growth in place than at any point in our history. We believe we are extremely well positioned to create substantial value for our limited partners and shareholders.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter and year ended March 31, 2014. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	1Q	4Q	1Q	% Change
	2014	2013	2013	QoQ	YoY
(in millions, except per share amount)
GAAP
Revenues	$310	$566	$244	(45)%	27%
Expenses	307	243	221	26%	39%
Other Income	9	19	70	(53)%	(87)%
Net income (loss)	6	318	67	(98)%	(91)%
Net income (loss) attributable to Class A Shareholders	3	146	14	(98)%	(79)%

Per diluted share	$0.01	$0.49	$0.05	(98)%	(80)%

Weighted average Class A shares outstanding, diluted	229	504	496
Distributable Earnings
Fund management DE	$87	$109	$97	(20)%	(10)%
Pre-tax DE	97	121	100	(20)%	(3)%

Per dividend paying share/unit	$0.21	$0.24	$0.20	(13)%	5%

Weighted average dividend paying shares and units outstanding	469	495	490
Assets Under Management
Private Equity	$15,243	$15,583	$15,495	(2)%	(2)%
Credit	12,947	13,383	12,661	(3)%	2%
Liquid Markets	7,738	7,398	5,490	5%	41%
Logan Circle	26,592	25,386	21,937	5%	21%

Total Assets Under Management	$62,520	$61,750	$55,583	1%	12%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $6 million, or $0.01 per diluted Class A share, for the first quarter of 2014, compared to GAAP net income of $67 million, or $0.05 per diluted Class A share, for the first quarter of 2013. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

On February 14, 2014, Newcastle Investment Corp. (“Newcastle”) (NYSE: NCT) completed the distribution of all of the common shares it held of New Media Investment Group Inc. (“New Media” or the “Media Business”) (NYSE: NEWM), to its shareholders. Fortress determined that New Media qualifies as a variable interest entity and, upon completion of Newcastle’s distribution of New Media’s common shares, that it was the primary beneficiary and therefore consolidates New Media’s financial position and results of operations. Although New Media’s operating results impact GAAP net income, it does not have a material impact on the net income attributable to Fortress’s Class A shareholders, Class A basic and diluted earnings per share or total Fortress shareholders’ equity, as substantially all of the operating results of New Media are attributable to non-controlling interests. In our financial statements, Fortress’s results are disclosed under Investment Manager and New Media’s results are disclosed under Non-Investment Manager.

The year-over-year decrease in Fortress’s first quarter 2014 GAAP net income was primarily driven by an $87 million increase in GAAP expenses and a $61 million decrease in other income, partially offset by a $66 million increase in GAAP revenues.

The increase in GAAP expenses was primarily attributable to $76 million of expenses associated with the Media Business as a result of the consolidation of New Media beginning in February 2014. GAAP expenses also increased due to slightly higher compensation and benefits and a slight increase in general, administrative and other expenses.

The decrease in other income was primarily related to unrealized losses of $5 million in the fair value of options and common stock in our Permanent Capital Vehicles in the first quarter of 2014, as compared to unrealized gains of $36 million in the first quarter of 2013, resulting in a net decrease of $41 million. Earnings from equity method investees also decreased $16 million period-over-period to $20 million in the first quarter of 2014. These decreases were partially offset by the recognition of an $8 million expense in the first quarter of 2013 associated with an increase in the tax receivable agreement liability.

The increase in GAAP revenues was primarily attributable to $74 million of revenues from the Media Business as a result of the consolidation of New Media, partially offset by a decrease of $15 million in management fees from affiliates.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of March 31, 2014
		Private Equity			Credit Funds
			Permanent	Liquid Hedge			Logan Circle
(in millions)	Total	Funds	Capital Vehicles	Funds	Hedge Funds	PE Funds	Partners
Assets Under Management[1]	$62,520	$11,779	$3,464	$7,738	$5,968	$6,979	$26,592
Dry Powder	$6,625	$2,200	N/A	N/A	$51	$4,374	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$16,487	$760	$1,196	$66	$5,196	$9,269	N/A
Undistributed Incentive Income: Unrecognized	$928	$8	$97	$9	$92	$722	N/A
Undistributed Incentive Income: Recognized	30	—	—	—	30	—	N/A

Undistributed Incentive Income[4]	$958	$8	$97	$9	$122	$722	N/A

	Three Months Ended March 31, 2014
		Private Equity			Credit Funds
			Permanent	Liquid Hedge			Logan Circle
(in millions)	Total	Funds	Capital Vehicles	Funds	Hedge Funds	PE Funds	Partners
Third-Party Capital Raised	$1,609	$79	$—	$1,302	$228	$—	$—
Segment Revenues
Management fees	$147	$36	$15	$33	$27	$25	$11
Incentive income	104	2	4	—	32	66	—

Total	251	38	19	33	59	91	11
Segment Expenses
Operating expenses	(104)	(13)	(12)	(23)	(17)	(26)	(13)
Profit sharing compensation expenses	(53)	(1)	—	(2)	(15)	(35)	—

Total	(157)	(14)	(12)	(25)	(32)	(61)	(13)

Principal Performance Payments	(7)	—	(1)	—	(5)	(1)	—

Fund Management DE	$87	$24	$6	$8	$22	$29	$(2)

Pre-tax Distributable Earnings	$97	$24	$6	$8	$22	$29	$(2)

Pre-tax DE was $97 million in the first quarter of 2014, down from $100 million in the first quarter of 2013. This decrease was primarily due to higher operating expenses and lower incentive income, partially offset by higher management fees and net investment income.

Management fees were $147 million in the first quarter of 2014, up from $132 million in the first quarter of 2013, primarily due to higher management fees from the Liquid Hedge Funds, Private Equity Funds, Logan Circle and Credit Hedge Funds, partially offset by lower management fees from the Permanent Capital Vehicles.

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $338 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for our Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their March 31, 2014 closing price.

Incentive income recorded in the first quarter of 2014 totaled $104 million, down from $116 million recorded in the first quarter of 2013, primarily due to lower incentive income from the Liquid Hedge Funds, partially offset by higher incentive income from the Credit Private Equity (“PE”) Funds and Permanent Capital Vehicles.

Additionally, Fortress had $928 million in gross undistributed, unrecognized incentive income based on investment valuations as of March 31, 2014. This includes $831 million from our funds and $97 million from options in our Permanent Capital Vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of March 31, 2014, AUM totaled $62.5 billion, up from $61.8 billion as of December 31, 2013. During the first quarter, Fortress raised $1.5 billion of capital that was directly added to AUM, had $0.6 billion of market-driven valuation gains, recorded $0.5 billion of net client inflows for Logan Circle and had a $0.4 billion increase in invested capital. These increases to AUM were partially offset by (i) $1.2 billion of capital distributions to investors, (ii) $0.6 billion of Liquid Hedge Fund redemptions, (iii) $0.3 billion of crystallized incentive income and (iv) $0.1 billion of payments to Credit Hedge Fund investors from redeeming capital accounts. As of March 31, 2014, the Credit Funds and Private Equity Funds had approximately $4.4 billion and $2.2 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $1.7 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 78% of alternative AUM was in funds with long-term investment structures as of March 31, 2014, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of first quarter 2014 segment results and business highlights.

Credit:

•	DBSO LP net returns of 3.2% for the first quarter of 2014

•	Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund recorded annualized inception-to-date net IRRs of 25.8%, 18.7% and 23.4%, respectively, through March 31, 2014

•	Credit PE Funds distributed $0.8 billion of capital back to limited partners during the quarter

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit PE Funds, generated pre-tax DE of $51 million in the first quarter of 2014, up 24% compared to the first quarter of 2013. The year-over-year improvement in DE was primarily driven by $66 million of Credit PE incentive income recorded in quarter, up from $48 million of Credit PE incentive income recorded in the first quarter of 2013.

The Credit PE Funds generated pre-tax DE of $29 million in the first quarter of 2014, compared to $12 million in the fourth quarter of 2013 and $20 million in the first quarter of 2013, as increased realization activity resulted in higher incentive income recorded in the quarter. Positive fund performance also contributed to a $41 million quarter-over-quarter increase in gross unrecognized Credit PE incentive income, which totaled $722 million as of March 31, 2014. At quarter end, the Credit PE Funds had $9.3 billion of incentive-eligible NAV above performance thresholds as all flagship Credit PE Opportunities and Japan Real Estate Funds were valued above their preferred thresholds and eligible to generate incentive income.

During the quarter, the Credit PE Funds distributed $0.8 billion of capital back to limited partners and deployed $0.2 billion of dry powder for investments. The Credit PE Funds had $4.4 billion of dry powder at quarter end, of which $1.6 billion is only available for follow-on investments, management fees and other fund expenses.

The Credit Hedge Funds generated pre-tax DE of $22 million in the quarter, up slightly from $21 million of pre-tax DE in the first quarter of 2013. At quarter end, the Credit Hedge Funds had $5.2 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income.

The Credit Hedge Funds raised $228 million of third-party capital in the quarter, substantially higher than the $75 million raised in first quarter of 2013. Fundraising activity included $214 million of capital raised, primarily for the DBSO Funds, that was directly added to AUM, and $14 million of capital raised for the recently launched Fortress Japan Income Fund, an open ended fund focused on long-term, stable, income-generating assets in Japan.

Private Equity:

•	Private Equity Funds raised $79 million of capital in the quarter and an additional $96 million of capital subsequent to quarter end

•	Newcastle Investment Corp. completed the spin-off of all of its media assets into a new publicly traded company, New Media Investment Group Inc.

•	Completed IPO of Intrawest Resorts Holdings, Inc. (NYSE: SNOW)

•	Subsequent to quarter end, New Residential Investment Corp. raised approximately $173 million of capital

•	Subsequent to quarter end, Fortress funds and affiliates sold 30 million shares of GAGFAH

(See supplemental data on page 17 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Permanent Capital Vehicles, recorded pre-tax DE of $30 million in the first quarter of 2014, down slightly from $32 million in the first quarter of 2013, primarily due to higher Permanent Capital Vehicle operating expenses and lower Permanent Capital Vehicle management fees, partially offset by higher Permanent Capital Vehicle incentive income and higher Private Equity Fund management fees.

Private Equity Fund valuations were essentially flat in the quarter, as valuation declines in certain of our publicly-traded portfolio company investments were offset by appreciation of certain of our private portfolio company investments.

Fundraising activity in the quarter was comprised of $79 million of capital raised for the Fortress Italian NPL Opportunities Fund, bringing the fund’s total third-party capital raised to date to $702 million. Subsequent to quarter end, the Private Equity Funds raised $96 million of capital for WWTAI, bringing the fund’s total third-party capital raised to date to $467 million.

In January 2014, Intrawest Resorts Holdings, Inc. (“Intrawest”) completed its IPO at a price of $12.00 per share. As part of the offering, Fortress-managed funds sold 14.8 million shares for $178.1 million of proceeds. Fortress-managed funds and affiliates currently own 27.0 million shares of Intrawest, or 60% of current shares outstanding.

In February 2014, Newcastle completed the spin-off of all of its media assets into a new publicly traded company, New Media. New Media primarily focuses on investing in a diversified portfolio of local media assets and growing its online advertising and digital marketing businesses. Fortress consolidated New Media beginning in February 2014.

In April 2014, New Residential Investment Corp. (NYSE: NRZ) raised approximately $173 million of capital.

In April 2014, Fortress and its affiliates sold 30 million shares of GAGFAH (Xetra: GFJ) at a price of €10.95 per share. The share sale generated $452 million of proceeds and reduced Fortress’s cumulative share ownership of GAGFAH from 42% to 28%.

Liquid Hedge Funds:

•	Raised approximately $1.3 billion of capital during the quarter and an additional $0.3 billion of capital subsequent to quarter end

•	Announced the launch of a new affiliated manager platform

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $8 million in the first quarter of 2014, down from $25 million in the first quarter of 2013, primarily due to lower incentive income, partially offset by higher management fees.

Net returns for the quarter ended March 31, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were (5.5)%, (3.6)%, 1.1% and (1.1)%, respectively. Net returns year-to-date through April 25, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were (6.4)%, (5.3)% and (1.4)%, respectively.

Liquid Hedge Funds ended the quarter with $7.7 billion of AUM, up 5% from the previous quarter, primarily due to $1.3 billion of capital raised, partially offset by $0.6 billion of redemptions and $0.3 billion of market-driven valuation losses.

Subsequent to quarter end, the Liquid Hedge Funds raised approximately $341 million of additional capital, which will be added to AUM in the second quarter of 2014. As of March 31, 2014, there were $171 million Liquid Hedge Fund redemption notices outstanding, the majority of which will be paid within one quarter.

In January 2014, Fortress announced the launch of an affiliated manager platform with the Fortress Asia Macro Funds (“FAMF”) expected to become the new platform’s anchor fund. Over the course of 2014, the management of FAMF is expected to be transitioned to a new asset management business, Graticule Asset Management Asia, L.P. (“Graticule”), in which Fortress will have a non-controlling equity interest. Fortress will retain a perpetual minority interest in Graticule amounting up to 42.5% ownership during 2014 and declining to approximately 27% ownership over time. Fortress expects to receive additional fees for providing infrastructure services (technology, back office, and other services) to Graticule.

Logan Circle:

•	All 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the first quarter, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $26.6 billion at March 31, 2014, an increase of 21% compared to March 31, 2013

•	Net client inflows totaled $0.5 billion in the first quarter of 2014

(See supplemental data on page 21 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $2 million in the quarter, compared to a pre-tax DE loss of $1 million for the first quarter of 2013. The year-over-year change was primarily due to an increase in operating expenses, partially offset by higher management fees.

Logan Circle ended the quarter with $26.6 billion in AUM, a 21% increase compared to the previous year and a 5% increase compared to the previous quarter. The quarter-over-quarter increase in AUM was primarily due to market-driven valuation gains of $0.7 billion and net client inflows of $0.5 billion.

Notably, all 16 of Logan Circle’s fixed income strategies outperformed their respective benchmarks in quarter ending March 31, 2014. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and as of March 31, 2014, six were ranked in the top quartile of performance for their competitor universe.

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $10 million in the first quarter of 2014, compared to $3 million in the first quarter of 2013. This year-over-year increase was primarily due to realization events in our private equity-style funds and a decrease in interest expense.

As of March 31, 2014, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.4 billion, including $1.3 billion of investments in Fortress funds and $0.1 billion of investments in options in our Permanent Capital Vehicles. As of March 31, 2014, Fortress had a total of $141 million of outstanding commitments to its funds.

In addition, as of March 31, 2014, the NAV of Fortress’s Principal Investments exceeded its segment cost basis by $615 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

As part of GAGFAH’s secondary offering in April 2014, Fortress sold 1,343,436 shares of GAGFAH held on its balance sheet. The share sale resulted in realized investment gains of $13 million that will be recognized in DE in the second quarter of 2014.

LIQUIDITY & CAPITAL

As of March 31, 2014, Fortress (excluding New Media) had cash and cash equivalents of $184.6 million and debt obligations of $125.0 million. In April 2014, Fortress repaid $50.0 million, plus accrued interest, on its revolving credit facility.

In February 2014, Fortress purchased 60,568,275 Class A shares from Nomura Investment Managers U.S.A. for an aggregate purchase price of $363.4 million (or $6.00 per share) paid in cash. All of the purchased Class A shares were canceled and ceased to be outstanding. Fortress also agreed to engage Nomura and its affiliates to provide certain financial advisory and financing services until February 2017. In connection with the agreement to engage Nomura to provide these services, Fortress estimated the fair value of the related liability to be approximately $30.0 million, which has been recorded as a reduction to equity as part of the repurchase of Class A shares.

In March 2014, Fortress issued and sold 23,202,859 Class A shares for approximately $186.6 million. All of the proceeds from the sale were used to purchase from Fortress’s Principals an equivalent number of outstanding Fortress Operating Group units and an equal number of Class B shares.

DIVIDEND

Fortress’s Board of Directors declared a first quarter 2014 cash dividend of $0.08 per dividend paying share. The dividend is payable on May 16, 2014 to Class A shareholders of record as of the close of business on May 13, 2014.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K or most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, May 1, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, May 8, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “29428020.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $62.5 billion in assets under management as of March 31, 2014. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,500 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained.

Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in May 2014 will be treated as a partnership distribution. Based on the best information currently available, the per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
U.S. Portfolio Interest Income (2)	$0.0360
U.S. Dividend Income (3)	$0.0440
Other Income (4)	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2014	2013
Revenues
Investment Manager
Management fees: affiliates	$128,945	$143,602
Management fees: non-affiliates	17,622	14,815
Incentive income: affiliates	34,251	31,357
Incentive income: non-affiliates	643	1,429
Expense reimbursements: affiliates	51,186	50,666
Expense reimbursements: non-affiliates	2,448	1,371
Other revenues	1,250	1,115

	236,345	244,355

Non-Investment Manager—consolidated VIE
Advertising	43,836	—
Circulation	22,144	—
Commercial printing and other	7,841	—

	73,821	—

Total Revenues	310,166	244,355

Expenses
Investment Manager
Compensation and benefits	188,519	181,079
General, administrative and other	37,823	33,998
Depreciation and amortization	4,301	3,239
Interest expense	691	2,295

	231,334	220,611

Non-Investment Manager—consolidated VIE
Operating costs	43,573	—
General, administrative and other	25,116	—
Depreciation and amortization	5,213	—
Interest expense	2,134	—

	76,036	—

Total Expenses	307,370	220,611

Other Income (Loss)
Investment Manager
Gains (losses)	(11,244)	41,275
Tax receivable agreement liability adjustment	—	(7,739)
Earnings (losses) from equity method investees	20,374	36,302

Total Other Income (Loss)	9,130	69,838

Income (Loss) Before Income Taxes	11,926	93,582
Income tax benefit (expense)—Investment Manager	(5,994)	(26,276)
Income tax benefit (expense)—Non-Investment Manager—consolidated VIE	239	—

Total Income Tax Benefit (Expense)	$(5,755)	$(26,276)

Net Income (Loss)	$6,171	$67,306

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$5,969	$52,977

Non-Controlling Interests in Income (Loss) of Non-Investment Manager—consolidated VIE	$(2,734)	$—

Net Income (Loss) Attributable to Class A Shareholders	$2,936	$14,329

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.01	$0.06

Net income (loss) per Class A share, diluted	$0.01	$0.05

Weighted average number of Class A shares outstanding, basic	216,934,917	227,287,102

Weighted average number of Class A shares outstanding, diluted	229,033,778	496,294,600

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2014 (Unaudited)	December 31, 2013
Assets
Investment Manager
Cash and cash equivalents	$184,648	$364,583
Due from affiliates	143,603	407,124
Investments	1,249,685	1,253,266
Investments in options	99,558	104,338
Deferred tax asset, net	391,970	354,526
Other assets	165,836	190,595

	2,235,300	2,674,432
Non-Investment Manager—consolidated VIE
Cash and cash equivalents	21,947	—
Fixed assets, net	267,289	—
Goodwill	119,502	—
Intangible assets, net	146,098	—
Other assets, net	108,409	—

	663,245	—

Total Assets	$2,898,545	$2,674,432

Liabilities and Equity
Liabilities
Investment Manager
Accrued compensation and benefits	$129,205	$417,309
Due to affiliates	352,160	344,832
Deferred incentive income	284,200	247,556
Debt obligations payable	125,000	—
Other liabilities	125,621	49,830

	1,016,186	1,059,527
Non-Investment Manager—consolidated VIE
Deferred revenue	31,985	—
Debt obligations payable	181,978	—
Accrued expenses and other liabilities	67,258	—

	281,221	—

Total Liabilities	$1,297,407	$1,059,527

Commitments and Contingencies
Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 204,347,285 and 240,741,920 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 and 249,534,372 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Paid-in capital	2,060,626	2,112,720
Retained earnings (accumulated deficit)	(1,448,152)	(1,286,131)
Accumulated other comprehensive income (loss)	(1,834)	(1,522)

Total Fortress shareholders’ equity	610,640	825,067
Principals’ and others’ interests in equity of consolidated subsidiaries	610,192	789,838
Non-controlling interests in equity of Non-Investment Manager—consolidated VIE	380,306	—

Total Equity	1,601,138	1,614,905

	$2,898,545	$2,674,432

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31, 2014
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge				Principal
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle	Investments
Assets Under Management
AUM—January 1, 2014	$61,750	$12,036	$3,547	$7,398	$5,856	$7,527	$25,386	$—
Capital raised	1,516	—	—	1,302	214	—	—	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—	—
Increase in invested capital	363	99	—	—	15	249	—	—
Redemptions	(593)	—	—	(557)	(36)	—	—	—
RCA distributions[5]	(149)	—	—	—	(149)	—	—	—
Return of capital distributions	(1,201)	(257)	(84)	(24)	—	(836)	—	—
Crystallized Incentive Income	(273)	—	—	(129)	(144)	—	—	—
Net Client Flows	477	—	—	—	—	—	477	—
Income (loss) and foreign exchange	630	(99)	1	(252)	212	39	729	—

AUM—Ending Balance	$62,520	$11,779	$3,464	$7,738	$5,968	$6,979	$26,592	$—
Third-Party Capital Raised	$1,609	$79	$—	$1,302	$228	$—	$—	$—

Segment Revenues
Management fees	$147	$36	$15	$33	$27	$25	$11	$—
Incentive income	104	2	4	—	32	66	—	—

Total	251	38	19	33	59	91	11	—
Segment Expenses
Operating expenses	(104)	(13)	(12)	(23)	(17)	(26)	(13)	—
Profit sharing compensation expenses	(53)	(1)	—	(2)	(15)	(35)	—	—

Total	(157)	(14)	(12)	(25)	(32)	(61)	(13)	—

Fund Management DE (before Principal Performance Payments)	94	24	7	8	27	30	(2)	—

Principal Performance Payments	(7)	—	(1)	—	(5)	(1)	—	—

Fund Management DE	87	24	6	8	22	29	(2)	—

Investment Income	10							10
Interest Expense	—							—

Pre-tax Distributable Earnings	$97	$24	$6	$8	$22	$29	$(2)	$10

Pre-tax Distributable Earnings per Dividend Paying Share	$0.21

	Three Months Ended March 31, 2013
		Private Equity			Credit Funds
			Permanent Capital	Liquid Hedge				Principal
(in millions)	Total	Funds	Vehicles	Funds	Hedge Funds	PE Funds	Logan Circle	Investments
Assets Under Management
AUM—October 1, 2012	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	742	—	—	667	75	—	—	—
Equity raised (Permanent capital vehicles)	764	—	764	—	—	—	—	—
Increase in invested capital	560	170	—	—	—	390	—	—
Redemptions	(387)	—	—	(341)	(46)	—	—	—
RCA distributions[5]	(139)	—	—	—	(139)	—	—	—
Return of capital distributions	(1,137)	(173)	—	—	—	(964)	—	—
Crystallized Incentive Income	(188)	—	—	(65)	(123)	—	—	—
Net Client Flows	1,153	—	—	—	—	—	1,153	—
Income (loss) and foreign exchange	785	518	(55)	169	188	(134)	99	—

AUM—Ending Balance	$55,583	$11,126	$4,369	$5,490	$5,620	$7,041	$21,937	$—
Third-Party Capital Raised	$1,727	$221	$764	$667	$75	$—	$—	$—

Segment Revenues
Management fees	$132	$33	$18	$23	$25	$25	$8	$—
Incentive income	116	3	—	32	33	48	—	—

Total	248	36	18	55	58	73	8	—
Segment Expenses
Operating expenses	(90)	(13)	(8)	(18)	(15)	(27)	(9)	—
Profit sharing compensation expenses	(54)	(1)	—	(10)	(18)	(25)	—	—

Total	(144)	(14)	(8)	(28)	(33)	(52)	(9)	—

Fund Management DE (before Principal Performance Payments)	104	22	10	27	25	21	(1)	—

Principal Performance Payments	(7)	—	—	(2)	(4)	(1)	—	—

Fund Management DE	97	22	10	25	21	20	(1)	—

Investment Income	5							5
Interest Expense	(2)							(2)

Pre-tax Distributable Earnings	$100	$22	$10	$25	$21	$20	$(1)	$3

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
Fortress	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	Ended March 31, 2014
Assets Under Management
Private Equity Funds & Permanent Capital Vehicles	$15,495	$14,284	$14,873	$15,583	$15,583	$15,243
Liquid Hedge Funds	5,490	6,461	6,922	7,398	7,398	7,738
Credit Hedge Funds	5,620	5,760	5,667	5,856	5,856	5,968
Credit Private Equity Funds	7,041	6,708	6,928	7,527	7,527	6,979
Logan Circle	21,937	21,397	23,581	25,386	25,386	26,592

AUM—Ending Balance	$55,583	$54,610	$57,971	$61,750	$61,750	$62,520

Third-Party Capital Raised	$1,727	$1,226	$2,036	$1,489	$6,478	$1,609

Segment Revenues
Management fees	$132	$129	$136	$143	$540	$147
Incentive income	116	199	42	136	493	104
Total	248	328	178	279	1,033	251
Segment Expenses
Operating expenses	(90)	(91)	(94)	(102)	(377)	(104)
Profit sharing compensation expenses	(54)	(80)	(27)	(57)	(218)	(53)
Unallocated expenses	—	—	—	—	—	—

Total	(144)	(171)	(121)	(159)	(595)	(157)

Fund Management DE (before Principal Performance Payments)	104	157	57	120	438	94

Principal Performance Payments	(7)	(13)	(4)	(11)	(35)	(7)

Fund Management DE	$97	$144	$53	$109	$403	$87

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	Ended March 31, 2014
Private Equity Funds & Permanent Capital Vehicles
Assets Under Management
Private Equity Funds	$11,126	$11,068	$11,636	$12,036	$12,036	$11,779
Permanent Capital Vehicles	4,369	3,216	3,237	3,547	3,547	3,464

AUM—Ending Balance	$15,495	$14,284	$14,873	$15,583	$15,583	$15,243

Third-Party Capital Raised	$985	$333	$1,083	$924	$3,325	$79

Segment Revenues
Management fees	$51	$47	$48	$49	$195	$51
Incentive income	3	6	7	16	32	6

Total	54	53	55	65	227	57
Segment Expenses
Operating expenses	(21)	(21)	(22)	(26)	(90)	(25)
Profit sharing compensation expenses	(1)	(2)	(2)	(4)	(9)	(1)

Total	(22)	(23)	(24)	(30)	(99)	(26)

Fund Management DE (before Principal Performance Payments)	32	30	31	35	128	31

Principal Performance Payments	—	—	(1)	(2)	(3)	(1)

Fund Management DE	$32	$30	$30	$33	$125	$30

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
Credit Hedge Funds	2013	2013	2013	2013	2013	2014
Assets Under Management
Drawbridge Special Opportunities Funds[6]	$5,152	$5,302	$5,218	$5,454	$5,454	$5,616
Value Recovery Funds[7]	468	458	449	402	402	338
Japan Income Fund	—	—	—	—	—	14

AUM—Ending Balance	$5,620	$5,760	$5,667	$5,856	$5,856	$5,968

Third-Party Capital Raised	$75	$167	$96	$219	$557	$228

Segment Revenues
Management fees	$25	$25	$25	$27	$102	$27
Incentive income	33	64	44	50	191	32

Total	58	89	69	77	293	59
Segment Expenses
Operating expenses	(15)	(17)	(16)	(14)	(62)	(17)
Profit sharing compensation expenses	(18)	(29)	(20)	(24)	(91)	(15)

Total	(33)	(46)	(36)	(38)	(153)	(32)

Fund Management DE (before Principal Performance Payments)	25	43	33	39	140	27

Principal Performance Payments	(4)	(6)	(4)	(5)	(19)	(5)

Fund Management DE	$21	$37	$29	$34	$121	$22

Net Returns[8]
Drawbridge Special Opportunities Fund LP	4.0%	5.2%	3.8%	4.3%	18.4%	3.2%
Drawbridge Special Opportunities Fund Ltd	3.4%	6.9%	2.4%	2.2%	15.6%	2.2%

[6]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[7]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[8]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
Credit Private Equity Funds	2013	2013	2013	2013	2013	2014
Assets Under Management
Long Dated Value Funds[9]	$459	$458	$421	$417	$417	$395
Real Assets Funds	90	86	85	77	77	78
Fortress Credit Opportunities Funds[10]	4,479	4,287	4,554	5,260	5,260	4,712
Japan Opportunity Funds[11]	2,013	1,877	1,868	1,773	1,773	1,794

AUM—Ending Balance	$7,041	$6,708	$6,928	$7,527	$7,527	$6,979

Third-Party Capital Raised	$—	$—	$—	$50	$50	$—

Segment Revenues
Management fees	$25	$22	$24	$25	$96	$25
Incentive income	48	37	17	18	120	66

Total	73	59	41	43	216	91
Segment Expenses
Operating expenses	(27)	(23)	(25)	(18)	(93)	(26)
Profit sharing compensation expenses	(25)	(20)	(8)	(13)	(66)	(35)

Total	(52)	(43)	(33)	(31)	(159)	(61)

Fund Management DE (before Principal Performance Payments)	21	16	8	12	57	30

Principal Performance Payments	(1)	—	—	—	(1)	(1)

Fund Management DE	$20	$16	$8	$12	$56	$29

[9]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[10]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.
[11]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
Liquid Hedge Funds	2013	2013	2013	2013	2013	2014
Assets Under Management
Fortress Macro Funds[12]	$3,055	$3,446	$3,528	$3,885	$3,885	$3,503
Fortress Convex Asia Funds[13]	75	85	107	96	96	130
Drawbridge Global Macro Funds[14]	342	340	293	284	284	286
Fortress Asia Macro Funds[15]	792	1,399	1,785	1,898	1,898	2,867
Fortress Partners Funds[16]	1,226	1,191	1,209	1,235	1,235	952

AUM—Ending Balance	$5,490	$6,461	$6,922	$7,398	$7,398	$7,738

Third-Party Capital Raised	$667	$726	$857	$296	$2,546	$1,302

Segment Revenues
Management fees	$23	$26	$30	$32	$111	$33
Incentive income	32	92	(26)	52	150	—

Total	55	118	4	84	261	33
Segment Expenses
Operating expenses	(18)	(18)	(19)	(29)	(84)	(23)
Profit sharing compensation expenses	(10)	(29)	3	(16)	(52)	(2)

Total	(28)	(47)	(16)	(45)	(136)	(25)

Fund Management DE (before Principal Performance Payments)	27	71	(12)	39	125	8

Principal Performance Payments	(2)	(7)	1	(4)	(12)	—

Fund Management DE	$25	$64	$(11)	$35	$113	$8

Net Returns[17]
Fortress Macro Fund Ltd	3.8%	9.1%	-3.0%	4.0%	14.1%	-5.5%
Drawbridge Global Macro Fund Ltd	3.6%	8.9%	-3.8%	4.7%	13.7%	-5.5%
Fortress Asia Macro Fund Ltd	2.8%	9.8%	-1.1%	4.8%	17.1%	-3.6%
Fortress Convex Asia Fund Ltd	-0.9%	1.6%	-2.1%	-1.9%	-3.3%	-1.1%
Fortress Partners Fund LP18	2.2%	-2.0%	4.1%	0.6%	4.8%	1.1%
Fortress Partners Offshore Fund LP18	3.1%	-0.9%	5.0%	-0.6%	6.7%	0.8%

[12]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[13]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[14]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[15]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[16]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[17]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[18]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
Logan Circle	2013	2013	2013	2013	2013	2014
Assets Under Management
AUM—Ending Balance	$21,937	$21,397	$23,581	$25,386	$25,386	$26,592

Net Client Flows	$1,153	$124	$1,938	$1,538	$4,753	$477

Segment Revenues
Management fees	$8	$9	$9	$10	$36	$11
Incentive income	—	—	—	—	—	—

Total	8	9	9	10	36	11
Segment Expenses
Operating expenses	(9)	(12)	(12)	(15)	(48)	(13)
Profit sharing compensation expenses	—	—	—	—	—	—

Total	(9)	(12)	(12)	(15)	(48)	(13)

Fund Management DE	$(1)	$(3)	$(3)	$(5)	$(12)	$(2)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended
	2013	2013	2013	2013	2013	March 31, 2014
GAAP Net Income (Loss)	$67	$(2)	$101	$318	$484	$6

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(53)	—	(59)	(171)	(283)	(6)
Non-Controlling Interests in (Income) Loss of Non-Investment Manager—consolidated VIE	—	—	—	—	—	3

GAAP Net Income (Loss) Attributable to Class A Shareholders	$14	$(2)	$42	$147	$201	$3

Private Equity incentive income	22	34	2	(38)	20	37
Hedge Fund incentive income	59	133	(6)	(186)	—	30
Reserve for clawback	2	—	1	4	7	2
Distributions of earnings from equity method investees	4	5	3	3	15	9
Losses (earnings) from equity method investees	(35)	(24)	(57)	(8)	(124)	(17)
Losses (gains) on options	(29)	5	(3)	2	(25)	5
Losses (gains) on other Investments	(11)	(2)	4	(6)	(15)	5
Impairment of investments	—	(1)	—	—	(1)	—
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Employee, Principal and director compensation	15	13	6	13	47	12
Adjust non-controlling interests related to Fortress Operating Group units	51	(4)	58	172	277	5
Tax receivable agreement liability reduction	8	—	—	1	9	—
Taxes	26	1	15	24	66	6
Adjust consolidated Non-Investment Manager income (loss) allocable to Class A Shareholders	—	—	—	—	—	—

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97

Investment Loss (income)	(5)	(6)	(13)	(12)	(36)	(10)
Interest Expense	2	2	1	—	5	—

Fund Management DE	$97	$144	$53	$109	$403	$87

GAAP Revenues	$244	$223	$232	$566	$1,265	$310

Adjust management fees	—	—	—	(1)	(1)	—
Adjust management fees for Non-Investment Manager—consolidated VIE	—	—	—	—	—	1
Adjust incentive income	83	167	(3)	(218)	29	69
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—
Other revenues	(53)	(53)	(51)	(60)	(217)	(55)
Total revenues—consolidated Non-Investment Manager	—	—	—	—	—	(74)

Segment Revenues	$248	$327	$178	$280	$1,033	$251

GAAP Expenses	$221	$249	$184	$244	$898	$307

Adjust interest expense	(2)	(2)	(1)	—	(5)	—
Adjust employee, Principal and director compensation	(15)	(6)	(3)	(11)	(35)	(12)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(51)	(52)	(51)	(60)	(214)	(54)
Adjust Principal Performance Payments	(10)	(17)	(7)	(13)	(47)	(9)
Other	—	(1)	(1)	—	(2)	—
Total expenses—consolidated Non-Investment Manager	—	—	—	—	—	(75)

Segment Expenses	$143	$171	$121	$160	$595	$157

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended March 31,
	2014	2013
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,934,917	227,287,102
Weighted average fully vested restricted Class A share units with dividend equivalent rights	(3,899,986)	(6,961,664)
Weighted average fully vested restricted Class A shares	(973,275)	(875,609)
Weighted Average Class A Shares Outstanding	212,061,656	219,449,829
Weighted average restricted Class A shares [19]	973,275	875,609
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	3,899,986	6,961,664
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	5,997,586	3,540,069
Weighted average Fortress Operating Group units	245,925,038	249,534,372
Weighted average Fortress Operating Group RPUs [20]	—	9,874,075
Weighted Average Class A Shares Outstanding (Used for DEPS)	468,857,541	490,235,618
Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	12,436,247	15,747,337
Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	481,293,788	505,982,955

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[19]	Includes both fully vested and unvested restricted Class A shares.
[20]	Includes both fully vested and unvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of March 31, 2014			As of December 31, 2013
	GAAP	Investment Manager	Net Cash and	GAAP	Investment Manager	Net Cash and
	Book Value	Book Value[21]	Investments	Book Value	Book Value[21]	Investments
Cash and Cash equivalents	$184,648	$184,648	$184,648	$364,583	$364,583	$364,583
Investments	1,249,685	1,249,685	1,249,685	1,253,266	1,253,266	1,253,266
Investments in options[22]	99,558	99,558	—	104,338	104,338	—
Due from Affiliates	143,603	143,603	—	407,124	407,124	—
Deferred Tax Asset, net	391,970	391,970	—	354,526	354,526	—
Other Assets	165,836	165,836	—	190,595	190,595	—

Assets—Investment Manager	2,235,300	2,235,300	1,434,333	2,674,432	2,674,432	1,617,849
Assets—Non-Investment Manager—consolidated VIE	663,245	—	—	—	—	—

Total Assets	2,898,545	2,235,300	1,434,333	2,674,432	2,674,432	1,617,849

Debt Obligations Payable	$125,000	$125,000	$125,000	$—	$—	$—
Accrued Compensation and Benefits	129,205	129,205	—	417,309	417,309	—
Due to Affiliates	352,160	352,160	—	344,832	344,832	—
Deferred Incentive Income	284,200	284,200	—	247,556	247,556	—
Other Liabilities	125,621	125,621	—	49,830	49,830	—

Liabilities—Investment Manager	1,016,186	1,016,186	125,000	1,059,527	1,059,527	—
Liabilities—Non-Investment Manager—consolidated VIE	281,221	—	—	—	—	—

Total Liabilities	1,297,407	1,016,186	125,000	1,059,527	1,059,527	—

Add: Investment in and Receivables due from Non-Investment
Manager—consolidated VIE	N/A	1,718	1,125	N/A	—	—

Net	$1,601,138	$1,220,832	$1,310,458	$1,614,905	$1,614,905	$1,617,849

			Dividend Paying			Dividend Paying
		Shares	Shares and Units		Shares	Shares and Units
		Outstanding	Outstanding		Outstanding	Outstanding
Class A Shares		203,373	203,373		239,786	239,786
Restricted Class A Shares		974	974		956	956
Fortress Operating Group Units		226,332	226,332		249,534	249,534
Fully Vested Class A Shares—Dividend Paying		—	3,331		—	7
Unvested Class A Shares—Dividend Paying		—	7,507		—	5,233
Fortress Operating Group RPUs		—	—		—	—

Shares Outstanding		430,679	441,517		490,276	495,516

Per Share		$2.83	$2.97		$3.29	$3.26

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[21]	The Investment Manager Book Value excludes Non-Investment Manager—consolidated VIE as Fortress has no obligation to satisfy the liabilities of New Media and, similarly, Fortress does not have the right to make use of New Media’s assets to satisfy its obligations.
[22]	The definition of Net Cash and Investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $97 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their March 31, 2014 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change